Exhibit 10.10

                                 LOAN AGREEMENT
                                 --------------

     This Loan Agreement (the "Agreement") is entered into as of September 14, 2009, by and between HAPPY STATE BANK, a state banking association ("Bank"), the Borrower and Guarantors described below.

     In consideration of the Loan described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank, Borrower and Guarantor agree as follows:

1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

     A.   Borrower: EXTERRA ENERGY, INC., a Nevada corporation

     B.   Borrower's Address: 701 S. Taylor, Suite 440, Amarillo, Texas 79101

     C.   Guarantors: TODD ROYAL and ROBERT ROYAL, TRUSTEE OF THE ROYAL TRUST

     D.   Guarantors' Addresses: 701 S. Taylor, Suite 440
                                 Amarillo, Texas 79101

     E. Hazardous Materials. Hazardous Materials include all materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum products, oil and asbestos.

     F. Loan. Any loan described in Section 2 hereof and any subsequent loan which states that it is subject to this Loan Agreement.

     G. Property. The oil and gas properties and lands (and all improvements situated thereon) more fully described in the Loan Documents and on Exhibit "A" attached hereto and made a part hereof for all purposes.

     H. Loan Documents. Loan Documents means this Loan Agreement and any and all promissory notes executed by Borrower in favor of Bank and all other documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with any Loan, including but not limited to (i) the Note (as hereinafter defined), (ii) Commercial Guaranty Agreements of even date herewith from Guarantors to Bank and (iii) Deed of Trust, Security Agreement, Assignment of Production and Financing Statement (the "Deed of Trust") of even date herewith from Borrower to Gary Wells, Trustee for the benefit of Bank, securing the Note and covering the Property.

     I. Accounting Terms. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied, with respect to the financial statements referenced in Section 3.H. hereof.

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2.   LOAN.

     A.   Loan. Bank hereby agrees to make (or has made) the following loan to
          Borrower:

          Reducing Revolving Line of Credit Promissory Note dated September 14, 2009, in the original principal amount of up to $10,000,000.00, executed by Borrower, payable to the order of Bank, and having the maturity date, repayment terms and interest rate as set forth therein, and being secured by the Deed of Trust. This Reducing Revolving Line of Credit Promissory Note, together with any and all renewals, extensions, rearrangements or other modifications thereof, is hereinafter referred to as the "Note."

     B. Use of Loan Proceeds. Borrower agrees that monies extended or advanced under the Loan will be used solely by the Borrower for oil and gas investments, development of oil and gas properties and working capital associated with operating oil and gas properties.

     C. Prepayments. Borrower may prepay the Note in any amount at any time prior to maturity without premium or penalty. Any payments made on the Note while accrued interest is not yet due and payable shall be applied first to outstanding principal and then to accrued interest. Any payments made on the Note while accrued interest is due and payable shall be applied first to accrued interest and then to outstanding principal. The records of Bank shall be prima facie evidence of all amounts owing on the Note.

     D. Conditions Precedent to the Loan. The obligation of Bank to make the Loan to Borrower is subject to the condition precedent that Bank shall have received on or before the date of the Loan, each of the following, in form and substance satisfactory to Bank and its counsel:

          i.   The Note duly executed by Borrower;

          ii. The Deed of Trust, duly executed by Borrower, together with copies of financing statements duly filed under the Uniform Commercial Code of all jurisdictions necessary, or in the opinion of Bank, desirable to perfect the security interests created by the Deed of Trust;

          iii. Copies of the Borrower's most recent balance sheet and profit and loss statement, all in reasonable detail and certified by each entity as correct. Copies of the Guarantors' most recent financial statements, all in reasonable detail and certified by Guarantor as correct;

          iv.  A Guaranty duly executed by each of the Guarantors;

          v.   Payment to Bank of a loan origination fee equal to $14,750; and

          vi. Any other documents, instruments and certificates as Bank may reasonably require.

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3.   REPRESENTATIONS AND WARRANTIES. Borrower and Guarantors hereby represent and warrant to Bank as follows:

     A. Good Standing. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada and has the power and authority to own its property and to carry on its business in each jurisdiction in which it does business.

     B. Authority and Compliance. Borrower has the full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower and Guarantors are in compliance with all laws and regulatory requirements to which they are subject.

     C. Binding Agreement. This Agreement and the other Loan Documents executed by Borrower and Guarantors constitute valid and legally binding obligations of Borrower and Guarantors, enforceable in accordance with their terms.

     D. Litigation. There is no proceeding involving Borrower or Guarantors pending or, to the knowledge of Borrower or Guarantors, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

     E. No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower or Guarantors and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or Guarantors or affecting their property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

     F. Ownership of Assets. Borrower has good title to the Property and all assets owned or used in connection therewith, and the Property and such assets are free and clear of liens, except those granted to Bank and as disclosed to Bank in writing prior to the date of this Agreement.

     G. Taxes. All taxes and assessments due and payable by Borrower and Guarantors have been paid or are being contested in good faith by appropriate proceedings and the Borrower and Guarantors have filed all tax returns which they are required to file.

     H. Financial Statements. The financial statements of Borrower and Guarantors heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's and Guarantors' financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's or Guarantors' financial condition or operations since the date or dates thereof. All factual information furnished by Borrower and Guarantors to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omissions of any material fact necessary to make such information not misleading.

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     I.   Place of Business. Borrower's principal office is located at 701 S.
          Taylor, Suite 440, Amarillo, Texas 79101.

     J. Environmental. The conduct of Borrower's and Guarantors' business operations and the condition of Borrower's and Guarantors' property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

     K. Permits and Consents. Each permit, consent, approval, or authorization of, or filing, registration, or qualification with, any governmental authority required to be obtained or effected by Borrower or any Guarantor in connection with the operation of Borrower's business or the execution and delivery of this Agreement and the Loan Documents, or the undertaking or performance of any obligation hereunder or thereunder has been duly obtained or effected.

     L. Continuation of Representations and Warranties. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any advance under the Loan.

4. CONDITIONS PRECEDENT TO ADVANCES. The Bank's obligation to make advances to Borrower under the Note is expressly conditioned upon and subject to the following requirements and limits:

     A. Borrowing Base Limitation on Advances. This Loan is subject to a Borrowing Base limitation equal to the amount of the loan value Bank assigns to the collateral pledged by Borrower to Bank under the Deed of Trust. The amount of the initial Borrowing Base is $1,475,000.00, but the Borrowing Base shall automatically be reduced monthly be a principal amount equal to one-thirtieth (1/30) of the then-outstanding Borrowing Base beginning April 1, 2010, and continuing on the 1st day of each month thereafter until and including August 1, 2012 and shall be reduced by the face amount of any letters of credit, if any, issued by Lender. The Borrowing Base shall be redetermined by Bank on or before March 1, 2010, and semi-annually thereafter on the 1st day of March and September of each succeeding year of the loan term and any renewals and extensions thereof. Between the dates of the scheduled Borrowing Base redeterminations, Bank shall always have the right to redetermine the Borrowing Base in the event that it appears to Bank, in its sole discretion, that there has been a material change in the value of the collateral securing the Loan. In the event that the unpaid principal balance of the Note shall, at any time, be in excess of the Borrowing Base, Borrower shall in the Bank's sole discretion, either (a) within thirty (30) days thereafter, by instruments satisfactory in form and substance to Bank, provide Bank with additional collateral with value in amounts satisfactory to Bank in order to increase the Borrowing Base by an amount at least equal to such excess, or (b) within thirty (30) days thereafter, prepay the principal of the Note in an amount at last equal to such excess, or
          (c) prepay the Note (together with accrued interest on the principal amount so prepaid) in six (6) equal monthly installments (beginning on the first business day of the month following Bank's notification to Borrower of the redetermined Borrowing Base and continuing on the first business day of each month thereafter) in such amounts such that

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          the outstanding principal balance of the Note and the face amount of letters of credit do not exceed the Borrowing Base at the end of such six (6) month period (which prepayments shall be in addition to the scheduled principal and interest payments on the Note). All Borrowing Base redeterminations shall be made by Bank in the exercise of its sole discretion in accordance with its customary practices and standards for loans in similar amounts to borrowers similarly situated at the time and under the circumstances then prevailing. If, at any time, the Borrowing Base is increased, then Borrower shall pay to Bank a "Borrowing Base Increase Fee" in an amount equal to one-quarter percent (0.25%) of the amount by which the Borrowing Base is increased.

     B. Loan Document Requirements. Borrower must satisfy all requirements pertaining to advances as set forth in this Agreement and the other Loan Documents.

     C. No Defaults. No default under this Agreement or the other Loan Documents by Borrower or either Guarantor shall have occurred and be continuing.

5. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrower and Guarantors under the Loan Documents, Borrower and Guarantors will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

     A. Financial Condition. Maintain Borrower's financial condition as follows, determined in accordance with GAAP applied on a consistent basis throughout the period involved except to the extent modified by the following definitions, if any:

          i.   Borrower will maintain a debt service coverage ratio of 1.1 to
               1.0 or better. The debt service coverage ratio shall be calculated by dividing (i) the sum of Borrower's net income, depreciation and amortization expense, interest expense and income taxes, by (ii) Borrower's total debt service for the preceding calendar quarter. Within twenty (20) days after each calendar quarter during the term of the Note, Borrower shall provide to Bank a certificate, certified by the President of Borrower in writing, to evidence Borrower's compliance with the financial covenants for the preceding calendar quarter.

          ii. Borrower will maintain a minimum current ratio (current assets divided by current liabilities) of 1.1 to 1.0 or better, which will be tested quarterly.

     B. Financial Statements and Other Information. Maintain a system of accounting satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's and Guarantors' books of account and other records at such reasonable times and as often as Bank may desire, and pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes. Unless written notice of another location is given to Bank, Borrower's and Guarantors' books and records will be located at Borrower's and Guarantors' chief executive offices set forth above. All financial statements called for below shall be prepared in form and content acceptable to Bank.

          In addition, Borrower and Guarantors shall cause to be furnished to
          Bank:

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          i.   Within ninety (90) days following the end of Borrower's fiscal year, a copy of all the statements resulting from the closing of Borrower's books as of the end of such fiscal year. Such annual statements shall be prepared, audited, and certified by a certified public accountant and shall include a balance sheet as of the last day of the fiscal year, statements of income, and a statement of changes in financial position. Such annual statements must be in reasonable detail and be prepared in accordance with GAAP. In addition, within thirty (30) days after the filing of the Borrower's tax return each year, the Borrower shall furnish a copy of its tax return to Bank; and

          ii. Within thirty (30) days following the end of each quarter, financial statements of the Borrower. Such quarterly statements shall include a balance sheet as of the last day of the preceding quarter and statements of income reflecting the most recent operating period and year-to-date period for the Borrower. Such quarterly statements must be in reasonable detail and be prepared in accordance with GAAP; and

          iii. Current financial statements on each Guarantor within ninety (90) days following December 31 of each year or at other times requested by Bank. In addition, within thirty (30) days after the filing of each Guarantor's tax return each year, Borrower shall cause to be furnished a copy of each Guarantor's tax return to Bank; and

          iv. Such additional information, reports and statements respecting the business operations and financial condition of Borrower and Guarantors, respectively, from time to time, as Bank may reasonably request.

     C. Insurance. Borrower shall maintain insurance covering the Property with financially sound and reputable insurance companies or associations in such amounts and covering the full replacement value thereof (as applicable) and such risks as are usually carried by companies engaged in the same or similar business and similarly situated, including, without limitation, fire and extended coverage insurance covering the Property, workers compensation insurance and liability insurance. Policies evidencing such insurance (i) shall contain a standard mortgagees endorsement; (ii) shall provide for payment of any loss to Bank (except for losses that are unrelated to the Property); (iii) shall provide that there shall be no recourse against Bank for payment of premiums or other amounts with respect thereto; and (iv) shall provide for a minimum of ten (10) days prior written notice to Bank of any cancellation. Satisfactory evidence of such insurance will be supplied to Bank prior to funding under the Loan and thirty (30) days prior to each policy renewal.

     D. Existence and Compliance. Cause Borrower to maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

     E. Adverse Conditions or Events. Cause Borrower to promptly advise Bank in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's financial condition or operations or Bank's rights under the Loan Documents, (ii) any litigation filed by or against Borrower greater than $50,000, (iii) any event that has occurred that would constitute an Event of Default under any of the Loan Documents, and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $100,000.

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     F.   Taxes and Other Obligations. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner, and provide proof of such payment to Bank on an annual basis.

     G. Subordination of Debt. If Borrower is now or hereafter indebted to any joint venturer, partner, officer, or employee of Borrower, any person or entity affiliated with Borrower, or any Guarantor (each referred to herein as the "Subordinating Party") in any amount, the Borrower shall cause written subordination agreements to be furnished to Bank which have been duly executed by the Borrower and the Subordinating Party, under which the Borrower and the Subordinating Party shall agree (i) that all present and future indebtedness and obligations owing by the Borrower to the Subordinating Party, and all security interests created by the Borrower in favor of the Subordinating Party, are subordinate in right of payment, claim, and priority to all present and future indebtedness and obligations owing by the Borrower to Bank, and to all security interests created by the Borrower in favor of Bank, (ii) that no security interest in favor of the Subordinating Party shall be foreclosed until the Loan and all such other indebtedness and obligations owing by the Borrower to Bank have been paid in full, and (iii) that, if an event has occurred that, if not timely cured, would be an Event of Default under this Agreement, no payments of principal or interest shall be made by the Borrower on the subordinated indebtedness to the Subordinating Party until the Event of Default is cured. The Borrower shall not prepay the subordinated debt, or in any way modify or change the Borrower's repayment obligations under the subordinated debt in a manner that would adversely affect the Borrower's ability to repay the Loan, without the prior written consent of Bank.

     H. Maintenance. Cause Borrower to maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

     I.   Environmental. Cause Borrower to immediately advise Bank in writing of
          (i) any and all enforcement, cleanup, remedial, removal, and other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's business operations; and (ii) all claims made or threatened by any third party against Borrower relating to damages, contribution, cost recover, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any remedial action taken by Borrower with respect to Borrower's business operations. Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower's places of business or at any other property owned by Borrower except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Borrower's places of business or any other property of Borrower at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and

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          Borrower shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Borrower shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Material used, generated, manufactured, stored or disposed of by Borrower's business operations within five (5) days of the request therefore.

     J. Leases. Maintain in full force and effect all of the oil and gas leases, and any other agreements pertaining thereto, covering the properties pledged to Bank as security for the Loan.

     K. Engineering/Production Reports. Furnish to Bank engineering reports and/or production reports covering the property of Borrower as may from time to time be requested by Bank in its sole discretion, and furnish to Bank such other studies in the possession of Borrower and Guarantor (including any such reports obtained by Borrower or Guarantors after the date hereof) covering or pertaining to the Property.

     L. Title Opinions. Furnish to Bank all title opinions in the possession of Borrower and Guarantors (including any such title opinions obtained by Borrower or Guarantors after the date hereof) covering or pertaining to the Property. As to any oil and gas properties hereafter mortgaged to Lender, Borrower will promptly (but in no event more than thirty (30) days following such mortgaging), furnish Lender with title opinions or other title information satisfactory to Lender showing good and defensible title of the Borrower to such oil and gas properties.

     M. Additional Collateral. Upon request by Lender, the Borrower shall, by instruments satisfactory in form and substance to the Lender, furnish such other additional collateral and in such amounts as may be acceptable to the Lender in its sole discretion. Any such additional collateral shall be furnished to the Lender not later than ten (10) days after request by the Lender.

     N. Further Assurances and Documentation. Borrower shall duly execute and deliver such instruments, documents, certificates, opinions, and assurances, provide such additional information, and do such other acts as Bank may, from time to time, deem reasonably necessary or desirable in connection with this Agreement or any of the other Loan Documents to which Borrower is a party.

6. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

     A. Transfer of Assets or Control. Merge or consolidate with, or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any person or entity, or acquire all or substantially all of the assets or the business of any person or entity, without the prior consent of Bank.

     B. Liens. Grant, suffer or permit any contractual or non-contractual lien on or security interest in its assets, except in favor of Bank, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise.

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     C.   Borrowings. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Bank, except for normal trade debts incurred in the ordinary course of Borrower's business, and except for existing indebtedness disclosed to Bank in writing and acknowledge by Bank prior to the date of this Agreement.

     D. Character of Business. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

     E. Management Change. Make any substantial change in its present executive or management personnel.

7. EVENTS OF DEFAULT. It shall be an Event of Default under this Agreement if any one of the following events shall occur:

     A.   Borrower fail to pay the principal or interest on the Note when due;
          or

     B. Borrower is out of compliance with the Borrowing Base and fails to bring the Borrowing Base into compliance in accordance with Section 4.A.ii above; or

     C. Borrower fails to perform or observe any term, covenant, agreement, or provision of this Agreement or other Loan Documents (except for payment under the Note), unless such failure has been consented to in writing by Bank, and such failure to perform continues for thirty (30) days after receipt of written notice from Bank; or

     D. Any representation or warranty made or deemed made by Borrower in this Agreement, in any Security Agreement, or in any Deed of Trust or which is contained in any certificate, document, or other statement furnished at any time under or in connection with any Loan Document shall prove to have been false, incomplete or incorrect in any material respect on or as of the day when made; provided, however, that Bank shall provide Borrower written notice of any such misrepresentation or breached warranty and Borrower shall have ten
          (10) days after the notice to convince Bank that the misrepresentation or breach of warranty did not occur or was immaterial, which determination shall be made by Bank in its sole discretion; or

     E. Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Borrower seeking to adjudicate the Borrower insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property; or

     F. a Guarantor defaults under any obligation or liability of the Guarantor under the Loan Documents, and the default continues for thirty (30) days after the Guarantor's receipt of written notice of the default; or

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     G.   the outstanding principal on the Note is greater than the Borrowing
          Base for more than ten (10) days; or

     H. Borrower shall sell, lease, exchange, assign, convey, transfer possession of or enter into any other disposition of any portion of the Property whether directly, by operation of law, or otherwise, without having first been released by Bank; or

     I.   Any Loan Document shall at any time after its execution and delivery
          (i) cease to create the rights purported to be created by the Loan Document, or (ii) shall be declared null and void, the validity or enforceability of the Loan Document shall be contested by Borrower or Guarantors, or Borrower or Guarantors shall fail to perform any of their obligations under the Loan Document; or

     J. Any Guarantor shall die, provided, however, that Borrower shall not be in default if Borrower shall within ninety (90) days after the death provide Bank with an acceptable plan, as determined by Bank in its sole discretion, that (i) outlines the financial and management impact of such death on Borrower and how Borrower will handle such management and financial changes, and (ii) provides sufficient security to Bank to replace the Guaranty of the deceased Guarantor. If Bank finds the plan unacceptable, Bank may declare an Event of Default.

8. REMEDIES UPON DEFAULT. If an Event of Default shall have occurred and be continuing, Bank's obligation to make advances under the Note shall be suspended or terminated and Bank may exercise any one or more of the following remedies and any other remedy provided in any of the Loan Documents, at law, or in equity, as Bank, in its sole discretion, may deem necessary or appropriate:

     A. Declare the unpaid interest and principal of the Note, or any renewal or extension thereof, immediately due and payable, together with any other debt owed by Borrower to Bank, and the same thereupon shall be immediately due and payable, without presentment, demand, notice of intent to accelerate, notice of acceleration, or any other notice of any kind, all of which are expressly waived by Borrower.

     B. Proceed to protect and enforce its rights by any appropriate proceeding, whether for specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, may proceed to enforce the payment of indebtedness due hereunder, or to enforce any other legal or equitable right, or may proceed to enforce any covenant, agreement, or remedy provided in any of the Loan Documents.

9. RIGHT OF SET OFF. Borrower gives Bank, or any other holder, a lien and option to set off all deposits of Borrower and any other property of Borrower in Bank's possession, actual or constructive, against the indebtedness of Borrower.

10. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

     Borrower:           701 S. Taylor, Suite 440, Amarillo, Texas 79101
     --------

     Guarantors:         701 S. Taylor, Suite 440, Amarillo, Texas 79101
     ----------

     Bank:               221 Gray Avenue, Pampa, Texas 79065
     ----
     or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

     A. If sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid;

     B.   If sent by any other means, upon delivery.

11. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower and Guarantors shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel if permitted by applicable law), incurred by Bank in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) all other costs and attorneys' fees incurred by Bank for which Borrower and Guarantors are obligated to reimburse Bank in accordance with the terms of the Loan Documents.

12. MISCELLANEOUS. Borrower, Guarantors and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

     A. Cumulative Rights and No Waiver. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower and Guarantors expressly waive any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower or Guarantors in any case shall, of itself, entitle Borrower or Guarantors to any other or future notice or demand in similar or other circumstances.

     B. Applicable Law. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Texas and applicable United States federal law.

     C. Amendment. No modification, consent, amendment, or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower or Guarantors therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower and Guarantors, their heirs, successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's or Guarantors' rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower or Guarantors of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

     D. Documents. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

     E. Partial Invalidity. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

     F. Indemnification. Notwithstanding anything to the contrary contained in this Agreement, Borrower and Guarantors shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower's or Guarantors' business operations, any other property owned by Borrower or Guarantors or in the surface or ground water arising from Borrower's or Guarantors' business operations, or gaseous emissions arising from Borrower's or Guarantors' business operations or any other condition existing or arising from Borrower's or Guarantors' business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower and Guarantors further agree that their indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Borrower or Guarantors, regardless of whether the Borrower or Guarantors have paid the employee under the workmen's compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Borrower or Guarantors, the Bank, and any third parties. The Borrower's and Guarantors' obligations under this Paragraph shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure of any Deed to Secure Debt, Deed of Trust, Security Agreement or Mortgage securing the Loan.

     G. Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of the Bank to make any advances under the Line shall not have expired.

     H. Updated Appraisals and Maintenance of Collateral Value. Bank, upon a default, may at its option obtain at Borrower's and Guarantors' expense, an appraisal of any real property securing payment of the Loan, prepared in accordance with applicable bank regulatory agency regulations and the written instructions from Bank by a third party appraiser engaged directly by Bank. The costs of each such appraisal shall be payable by Borrower and Guarantors to Bank on demand.

     I. Participations. Bank shall be entitled to sell one or more participations in the indebtedness arising under the Loan from time to time and at any time.

     J. Warranties. Borrower agrees that Bank has made no warranties, covenants, or statements, either express or implied, outside this Agreement, and in no event has Bank made any representation whatsoever regarding the advisability or safety of the investment for which the proceeds of this Agreement will be used or the tax effect on Borrower of the same. Borrower further agrees that Bank's rights and interests under this Agreement, the Note, and the instruments now or hereafter securing the notes, shall not be deemed to indicate that Bank is in control of the business, management, or properties of Borrower or has power over the daily management functions and operating decisions of Borrower. Borrower expressly acknowledges that Bank is not obligated or expected to monitor the performance of Borrower's investment or any agent of Borrower whom Borrower retains to perform any function.

     K. Counterparts. This Agreement may be simultaneously executed in multiple counterparts, all of which shall constitute one and the same instrument, and each of which shall be deemed to be an original. Execution and delivery of this Agreement by facsimile or other electronic transmission shall be binding on the parties.

13. NO ORAL AGREEMENTS. THIS LOAN AGREEMENT AND ALL THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN BANK, BORROWER AND THE OTHER PARTIES TO THE LOAN DOCUMENTS AND SUPERCEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

BORROWER:                                  BANK:

EXTERRA ENERGY, INC.                       HAPPY STATE BANK


By: /s/ Todd Royal                         By: /s/ Ryan Monroe
------------------                         -------------------
    Todd Royal, President                      Ryan Monroe, President - Pampa


GUARANTORS:


/s/ Todd Royal
--------------
TODD ROYAL


/s/ Robert Royal
----------------
ROBERT ROYAL, TRUSTEE OF THE
ROYAL TRUST

                                   Exhibit "A"
                                   -----------

The following Oil and Gas Leases, the lands covered thereby and the wells located thereon, to-wit:

Wright Star Unit 1 #2
Lessor:         Star of Texas Energy Services
Lessee:         Exterra Energy
Dated:          November 8, 2007
Description:    Wise County, A-673 as further described in the lease.
Recorded:       Vol. 1878, Page 591, Real Property Records of Wise County, Texas

Aaron Star #1H
Lessor:         Star of Texas Energy Services
Lessee:         Exterra Energy
Dated:          November 8, 2007
Description:    Wise County, A-919 as further described in the lease.
Recorded:       Vol. 1878, Page 587, Real Property Records of Wise County, Texas

Bullard 1 H Well
Lessor:         Star of Texas Energy Services
Lessee:         Exterra Energy
Dated:          November 8, 2007
Description:    Wise County, A-673 as further described in the lease.
Recorded:       Vol. 1878, Page 575, Real Property Records of Wise County, Texas

Garrett Star
Lessor:         Concha Energy
Lessee:         Exterra Energy
Dated:          November 8, 200
Description:    Wise County, A-586 as further described in the lease.
Recorded:       Vol. 2000, Page 834, Real Property Records of Wise County, Texas

Hodges #1H
Lessor:         Star of Texas Energy Services
Lessee:         Exterra Energy
Dated:          November 8, 2007
Description:    Wise County, A-963 as further described in the lease.
Recorded:       Vol. 1878, Page 568, Real Property Records of Wise County, Texas

Lucky Lady
Lessor:         Star of Texas Energy Services
Lessee:         Exterra Energy
Dated:          November 8, 2007
Description:    Wise County, A-673 as further described in the lease.
Recorded:       Vol. 1878, Page 579, Real Property Records of Wise County, Texas

Oates-Star #3
Lessor:         Star of Texas Energy Services
Lessee:         Exterra Energy
Dated:          November 8, 2007
Description:    Wise County, A-919 as further described in the lease.
Recorded:       Vol. 1959, Page 493, Real Property Records of Wise County, Texas

RSK Star Vaughn Unit #7
Lessor:         Star of Texas Energy Services
Lessee:         Exterra Energy
Dated:          November 8, 2007
Description:    Wise County, A-294 as further described in the lease.
Recorded:       Vol. 1878, Page 587, Real Property Records of Wise County, Texas

RSK Star #5
Lessor:         Star of Texas Energy Services
Lessee:         Exterra Energy
Dated:          November 8, 2007
Description:    Wise County, A-294 as further described in the lease.
Recorded:       Vol. 1878, Page 583, Real Property Records of Wise County, Texas

Shepherd Star #1H
Lessor:         Star of Texas Energy Services
Lessee:         Exterra Energy
Dated:          November 8, 2007
Description:    Wise County, A-455 as further described in the lease.
Recorded:       Vol. 1878, Page 587, Real Property Records of Wise County, Texas

Wright Star Unit 1 #1
Lessor:         Star of Texas Energy Services
Lessee:         Exterra Energy
Dated:          November 8, 2007
Description:    Wise County, A-673 as further described in the lease.
Recorded:       Vol. 1878, Page 595, Real Property Records of Wise County, Texas

University ABCD
Lessor:         Leonard Brothers
Lessee:         Exterra Energy
Dated:          November 12, 2008
Description:    All wells located in Block 17, University Lands, Pecos Country, as more fully described in the lease.
Recorded:       Vol. 805, Page 534, Real Property Records of Wise County, Texas

This Loan Agreement covers all of Grantor's interests, of whatsoever kind, in and to all of the above-described lands, including but not limited to any lease(s) covering said lands, whether or not described above.